Numerex Corp. Contact: Thomas McKay 770-465-2552

For Immediate Release

Numerex Reports Senior Leadership Changes

ATLANTA, January 11, 2017 (GLOBE NEWSWIRE) -- Numerex Corp (NASDAQ:NMRX), a leading provider of managed enterprise solutions enabling the Internet of Things (IoT), today announced that its Board of Directors has terminated the employment of Marc Zionts as Chief Executive Officer (CEO). Mr. Zionts’ termination was not related to any Company accounting, internal controls, or financial reporting matter. Kenneth Gayron, the Chief Financial Officer, will assume the additional role of interim CEO working in close conjunction with the full Board while the Company conducts a search for a permanent CEO. In addition, Kelly Gay has agreed to join Numerex as its Chief Operating Officer and will work closely with Ken to manage the Company’s array of security and IoT solutions and diversified customer base.

“I am very pleased with the confidence the Board of Directors has exhibited in appointing me to this interim position,” stated Ken Gayron. “I believe that the Company’s operational and financial performance will significantly improve as we focus our resources on our key product lines of security, certain industrial IoT solutions, and our robust IoT network and application services. I look forward to working with Kelly and other members of our management team to execute our strategy with renewed energy and focus and to re-assert ourselves as a leader in the IoT space.”

The Company is expected to significantly improve its EBITDA performance over 2016 with estimates of adjusted EBITDA ranging from $8.5 million to $10 million. Revenue is anticipated to improve on a year-over-year basis, as well. The Company will provide an estimate of full year revenue expectations by its next scheduled results conference call.

Kelly Gay commented, “I am looking forward to returning to Numerex and working with Ken to rekindle the camaraderie, teamwork and drive for excellence that had placed us at the leading edge of the IoT industry for many years. I plan to hit the ground running and to reconnect with my former associates, customers, and strategic partners and to succeed in creating value for our customers through excellence in the delivery of our products and services.”

Ms. Gay’s previous experience includes operating Numerex’s security and judicial product lines as President of Security Solutions, and she contributed to several of the Company’s strategic initiatives. Kelly has also served as the CEO of two technology companies and as the vice president of a large industry group at IBM, as well as an array of top executive positions over her 25 plus year career. She is actively involved in several technology organizations throughout the USA.

About Numerex

Numerex Corp. (NASDAQ:NMRX) is a leading provider of managed enterprise solutions enabling the Internet of Things (IoT). The Company's solutions produce new revenue streams or create operating efficiencies for its customers. Numerex provides its technology and services through its integrated platforms, which are generally sold on a subscription basis. The Company offers a portfolio of managed end-to-end IoT solutions including smart devices, network connectivity and service applications capable of addressing the needs of a wide spectrum of vertical markets and industrial customers. The Company's mission is to empower enterprise operations with world-class, managed IoT solutions that are simple, innovative, scalable, and secure. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on data security, service reliability and around-the-clock support of its customers. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to capture greater recurring subscription revenues; the risk that we may not be able to remain in compliance with certain of our debt covenants; our ability to efficiently utilize cloud computing to expand our services; the risks that a substantial portion of revenues derived from contracts may be terminated at any time; the risks that our strategic suppliers and/ or wireless network operators materially change or disrupt the flow of products or services; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new products and services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances, partnerships and/or wireless network operators will not yield substantial revenues; changes in financial and capital markets and the inability to raise growth capital on favorable terms, if at all; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and the extent and timing of technological changes.

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